Exhibit B-10(b)

                  ENTERGY OPERATIONS, INC.
                           BYLAWS
                  EFFECTIVE AUGUST 23, 1999


                          ARTICLE I

                           Offices

     The registered office of the Corporation shall be in the

City of Wilmington, County of New Castle, State of Delaware.

     The Corporation may also have offices at such other

places, both within and without the State of Delaware, as may from time to time be designated by the Board of Directors.

                         ARTICLE II

                            Books

     The books and records of the Corporation may be kept

(except as otherwise provided by the laws of the State of

Delaware) outside of the State of Delaware and at such place or places as may from time to time be designated by the Board of Directors.

                         ARTICLE III

                        Stockholders

     Section 1. Meetings.  Meetings of the stockholders of

the Corporation shall be held as follows:

     (1) The annual meeting of the stockholders of the

Corporation for the election of Directors and the transaction of such other business as may properly come before said

meeting shall be held at the principal business office of the

Corporation or at such other place or places either within or without the State of Delaware as may be designated by the

Board of Directors and stated in the notice of the meeting.

     Written notice of the place designated for the annual

meeting of the stockholders of the Corporation shall be

delivered personally or mailed to each stockholder entitled

to vote thereat not less than ten (10) and not more than

sixty (60) days prior to said meeting, but at any meeting at which all stockholders shall be present, or of which all

stockholders not present have waived notice in writing, the

giving of notice as above described may be dispensed with. If mailed, said notice shall be directed to each stockholder at his address as the same appears on the stock ledger of the

Corporation unless he shall have filed with the Secretary of the Corporation a written request that notices intended for

him be mailed to some other address, in which case it shall

be mailed to the address designated in such request.

     (2) Special meetings of the stockholders of the

Corporation shall be held whenever called in the manner

required by the laws of the State of Delaware for purposes as to which there are special statutory provisions, and for

other purposes whenever called by resolution of the Board of

Directors, the Chairman of the Board, or by the President, or

by the holders of a majority of the issued and outstanding

shares of the common stock of the Corporation. Any such

special meeting of stockholders may be held at the principal business office of the Corporation or at such other place or places, either within or without the State of Delaware, as

may be specified in the notice thereof. Business transacted

at any special meeting of stockholders of the Corporation

shall be limited to the purposes stated in the notice

thereof.

     Except as otherwise expressly required by the laws of

the State of Delaware, written notice of each special

meeting, stating the day, hour and place, and in general

terms the business to be transacted thereat, shall be

delivered personally or mailed to each stockholder entitled

to vote thereat not less than ten (10) and not more than

sixty (60) days before the meeting. If mailed, said notice

shall be directed to each stockholder at his address as the

same appears on the stock ledger of the Corporation unless he shall have filed with the Secretary of the Corporation a

written request that notices intended for him be mailed to

some other address, in which case it shall be mailed to the

address designated in said request. At any special meeting at which all stockholders shall be present, or of which all

stockholders not present have waived notice in writing, the

giving of notice as above described may be dispensed with.

     (3) At any meeting of the stockholders of the

Corporation, except as otherwise expressly provided by the

laws of the State of Delaware, the Certificate of

Incorporation or these Bylaws there must be present, either

in person or by proxy, in order to constitute a quorum,

stockholders owning a majority of the issued and outstanding shares of the common stock of the Corporation entitled to

vote at said meeting. At any meeting of stockholders at which a quorum is not present, the holders of, or proxies for, a

majority of the common stock which is represented at such

meeting, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting,

until a quorum shall be present or represented. At such

adjourned meeting at which a quorum shall be present or

represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after

the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 2.  List of Stockholders.  The officer of the

Corporation who shall have charge of the stock ledger of the

Corporation shall prepare and make, at least ten (10) days

before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in

alphabetical order and showing the address of each

stockholder and the number of shares registered in the name

of each stockholder. Such list shall be open to the

examination of any stockholder, for any purpose germane to

the meeting, during ordinary business hours for a period of

at least ten (10) days prior to the meeting, either at a

place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be

held. The list shall also be produced and kept at the time

and place of the meeting during the whole time thereof, and

may be inspected by any stockholder who is present.

     Section 3.  Organization.  The Chairman of the Board,

the President, or in their absence, any Vice President, shall call to order meetings of the stockholders and shall act as

chairman of such meetings. The Board of Directors or the

stockholders may appoint any stockholder or any Director or

officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the President

and all of the Vice Presidents.

     The Secretary of the Corporation shall act as secretary

of all meetings of the stockholders, but in the absence of

the Secretary the presiding officer may appoint any other

person to act as secretary of any meeting.

                         ARTICLE IV

                          Directors

     Section 1.  Notice.  Notice of any meeting of the Board

of Directors requiring notice shall be given to each Director by mailing the same at least forty-eight (48) hours, or by

telegraphing or telecopying the same at least forty-eight

(48) hours, before the time fixed for the meeting. At any

meeting at which all Directors shall be present, or at which all Directors not present have waived notice in writing, the giving of notice as above described may be dispensed with.

Attendance of a Director at a meeting shall constitute waiver of notice of such meeting, except when such Director attends such meeting for the express purpose of objecting, at the

beginning of such meeting, to the transaction of any business because such meeting is not lawfully called or convened.

     Section 2.  Quorum.  At all meetings of the Board of

Directors, the presence of a majority of the Directors

constituting the Board shall constitute a quorum for the

transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without

notice other than an announcement at the meeting, until a

quorum shall be present. Except as may be otherwise

specifically provided by the laws of the State of Delaware,

the Certificate of Incorporation or these Bylaws, the

affirmative vote of a majority of the Directors present at

the time of such vote shall be the act of the Board of

Directors if a quorum is present.

     Section 3.  Consent.  Unless otherwise restricted by the

Certificate of Incorporation or these Bylaws, any action

required or permitted to be taken at any meeting of the Board of Directors or any Committee thereof may be taken without a meeting, if all members of the Board or a Committee, as the

case may be, consent thereto in writing, and the writing or

writings are filed with the minutes of proceedings of the

Board.

     Section 4.  Telephonic Meetings.  Unless otherwise

restricted by the Certificate of Incorporation or these

Bylaws, members of the Board of Directors or any Committee

thereof may participate in a meeting of the Board or a

Committee, as the case may be, by means of conference

telephone or similar communications equipment by means of

which all persons participating in such meeting can hear each other, and participation in a meeting pursuant to this

Section 4 of Article IV shall constitute presence in person

at such meeting.

     Section 5.  Committees.  The Board of Directors may, by

resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or

more of the Directors of the Corporation. The Board may

designate one or more Directors as alternate members of any

committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or

disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified

from voting, whether or not he or they constitute a quorum,

may unanimously appoint another member of the Board of

Directors to act at the meeting in place of any such absent

or disqualified member. Any such committee, to the extent

provided in the resolution of the Board of Directors, shall

have and may exercise all the powers and authority of the

Board of Directors in the management of the business and

affairs of the Corporation, and may authorize the seal of the

Corporation to be affixed to all papers which may require it;

but no such committee shall have power or authority in

reference to amending the Certificate of Incorporation,

adopting an agreement of merger or consolidation,

recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the

Corporation or a revocation of dissolution, or amending these

Bylaws.

     Unless the Board of Directors otherwise provides, each

committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same

manner as the Board of Directors conducts its business

pursuant to the Certificate of Incorporation and these

Bylaws.

     Section 6.  Resignations.  Any Director of the

Corporation may resign at any time by giving written notice

to the Board of Directors or to the Chairman of the Board,

the President or the Secretary of the Corporation. Any such

resignation shall take effect at the time specified therein,

or, if the time be not specified, upon receipt thereof; and

unless otherwise specified therein, acceptance of such

resignation shall not be necessary to make it effective.

     Section 7.  Chairman of the Board.  The Board of

Directors shall designate one of its members as Chairman of

the Board.  The position of Chairman of the Board is not an

officer position; therefore, the Chairman of the Board need

not be an officer of the Corporation.

                         ARTICLE V.

                          Officers

     Section 1. The Board of Directors shall elect

individuals to occupy at least three executive offices:

President, Secretary and Treasurer.  In its discretion, the

Board of Directors may elect individuals to occupy other

executive offices, including Chief Executive Officer, Vice

Chairman, Chief Operating Officer, Vice President and such

other executive offices as the Board shall designate.

Officers shall be elected annually and shall hold office

until their respective successors shall have been duly

elected and qualified, or until such officer shall have died or resigned or shall have been removed by majority vote of

the whole Board. To the extent permitted by the laws of the

State of Delaware, individuals may occupy more than one

office.

     Section 2.  President.  The President shall perform

duties incident to the office of a president of a corporation and such other duties as from time to time may be assigned to him by the Board of Directors, by the Executive Committee or,

if the Board has elected a Chief Executive Officer and if the

Chief Executive Officer is not the President, by the Chief

Executive Officer.

     Section 3. Vice Presidents. Each Vice President shall

have such powers and shall perform such duties as from time

to time may be conferred upon or assigned to him by the Board of Directors or the Executive Committee, or as may be

delegated to him by the President or the Chief Executive

Officer.

     Section 4. Secretary. The Secretary shall keep the

minutes of all meetings of the stockholders and of the Board of Directors in books provided for the purpose; shall see

that all notices are duly given in accordance with the

provisions of law and these bylaws; shall be custodian of the records and of the corporate seal of the Corporation; shall

see that the corporate seal is affixed to all documents the

execution of which under the seal is duly authorized, and

when the seal is so affixed he may attest the same; may sign,

with the Chairman of the Board, a Vice Chairman, the

President or a Vice President, certificates of stock of the

Corporation; and, in general, shall perform all duties

incident to the office of a secretary of a corporation, and

such other duties as from time to time may be assigned to the

Secretary by the Chief Executive Officer, the Chairman of the

Board, a Vice Chairman, the President, the Board of Directors

or the Executive Committee.

     The Secretary shall also keep, or cause to be kept, a

stock book, containing the name, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, the number of shares held by them respectively, and the time when they respectively became the owners thereof.

     Section 5. Treasurer. The Treasurer shall have charge of

and be responsible for all funds, securities, receipts and

disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys

or other valuable effects in such banks, trust companies or

other depositories as shall, from time to time, be selected

by the Board of Directors.  The Treasurer may endorse for

collection on behalf of the Corporation, checks, notes and

other obligations; may sign receipts and vouchers for

payments made to the Corporation singly or jointly with

another person as the Board of Directors may authorize; may

sign checks of the Corporation and pay out and dispose of the proceeds under the direction of the Board; shall render or

cause to be rendered to the Chairman of the Board, the

President and the Board of Directors, whenever requested, an account of the financial condition of the Corporation; may

sign, with the Chairman of the Board, a Vice Chairman, the

President or a Vice President, certificates of stock of the

Corporation; and, in general, shall perform all the duties

incident to the office of a treasurer of a corporation, and

such other duties as from time to time may be assigned to him by the Chairman of the Board, a Vice Chairman, the President,

the Board of Directors or the Executive Committee.

     Section 6. Subordinate Officers. The Board of Directors

may appoint such assistant secretaries, assistant treasurers and other officers as it may deem desirable. Each such

officer shall hold office for such period, have such

authority and perform such duties as the Board of Directors

may prescribe. The Board of Directors may, from time to time,

authorize any officer to appoint and remove such officers and to prescribe the powers and duties thereof.

     Section 7. Vacancies; Absences. Any vacancy in any of

the above offices may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.  Except when the law requires the act of a

particular officer, the Board of Directors or the Executive

Committee, whenever necessary, may, in the absence of any

officer, designate any other officer or properly qualified

employee, to perform the duties of the one absent for the

time being, and such designated officer or employee shall

have, when so acting, all the powers herein given to such

absent officer.

     Section 8. Resignations. Any officer may resign at any

time by giving written notice of such resignation to the

Board of Directors, the Chairman of the Board, a Vice

Chairman, the President or the Secretary. Unless otherwise

specified therein, such resignation shall take effect upon

written receipt thereof by the Board of Directors or by such officer.

                         ARTICLE VI

                 Contracts, Checks and Notes

     Section 1.  Execution of Checks, Notes, etc.  All checks

and drafts on the Corporation's bank accounts and all bills

of exchange, promissory notes, acceptances, obligations and

other instruments for the payment of money, may be signed by the President or by such other officer or officers, person or persons, as shall be authorized from time to time by the

President or the Board of Directors or an Executive

Committee.

     Section 2.  Execution of Contracts, Assignments, etc.

All contracts, agreements, endorsements, assignments,

transfers, stock powers and other instruments may be signed

in the name of and on behalf of the Corporation by the

President or by such other officer or officers, person or

persons, as shall be authorized from time to time by the

President or the Board of Directors or the Executive

Committee.

                         ARTICLE VII

                      Waiver of Notice

     Whenever any notice is required to be given by statute

or under the provisions of the Certificate of Incorporation

or these Bylaws, a waiver thereof in writing signed by the

person or persons entitled to said notice, whether before or after the time stated therein, shall be equivalent thereto.

                        ARTICLE VIII

                            Seal

     The corporate seal of the Corporation shall have

inscribed thereon the name of the Corporation, the year of

its organization and the words "Corporate Seal, Delaware."

                         ARTICLE IX

                         Fiscal Year

     The fiscal year of the Corporation shall be the calendar

year.

                          ARTICLE X

           Indemnification of Officers, Directors,
       Employees and Agents; Advancement of Expenses;
          Insurance and Other Funding Arrangements

     Section l.  Mandatory Indemnification for Directors and

Officers - Third Party Actions.  The Corporation shall

indemnify any Director or officer of the Corporation who was or is a party or is threatened to be made a party to any

threatened, pending or completed action, suit or proceeding,

whether civil, criminal, administrative or investigative

(other than an action by or in the right of the Corporation)

by reason of the fact that he is or was a Director, officer,

employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer,

employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses

(including attorneys' fees), judgments, fines and amounts

paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted

in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and,

with respect to any criminal action or proceeding, had no

reasonable cause to believe his conduct was unlawful. The

termination of any action, suit or proceeding by judgment,

order, settlement, conviction, or upon a plea of nolo

contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was lawful. The right to

indemnification under this Section 1 of Article X shall be a contract right that may be enforced in any lawful manner by a

Director or officer of the Corporation.

     Section 2.  Mandatory Indemnification for Directors and

Officers - Derivative Actions.  The Corporation shall

indemnify any Director or officer of the Corporation who was or is a party or is threatened to be made a party to any

threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor

by reason of the fact that he is or was a director, employee or agent of the Corporation, or is or was a Director,

employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer,

employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses

(including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such

action or suit if he acted in good faith and in a manner he

reasonably believed to be in or not opposed to the best

interests of the Corporation and except that no

indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent

that the Court of Chancery of the State of Delaware or the

court in which such action or suit was brought, shall

determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case,

such person is fairly and reasonably entitled to indemnity

for such expenses which the Court of Chancery of the State of

Delaware or such other court shall deem proper. The right to indemnification under this Section 2 of Article X shall be a contract right that may be enforced in any lawful manner by a

Director or officer of the Corporation.

     Section 3.  Mandatory Indemnification for Directors and

Officers - Successful Party.  To the extent that a Director

or officer of the Corporation has been successful on the

merits or otherwise in defense of any action, suit or

proceeding referred to in Sections 1 and 2 of this Article X or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees)

actually and reasonably incurred by him in connection

therewith. The right to indemnification under this Section 3 of Article X shall be a contract right that may be enforced

in any lawful manner by a Director or officer of the

Corporation.

     Section 4.  Indemnification for Employees and Agents.

The Board of Directors may grant to an employee or agent of

the Corporation who is not an officer of the Corporation

rights to indemnification upon such terms and conditions as

the Board of Directors deems appropriate.

     Section 5.  Procedure.  Any indemnification under the

foregoing provisions of this Article X (unless ordered by a

court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification

of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of

conduct as set forth in, or established pursuant to, Sections

1, 2 and 4 of this Article X. Such determination shall be

made (i) by the Board of Directors by a majority vote of a

quorum consisting of Directors who were not parties to such

action or proceeding, or (ii) if such a quorum is not

obtainable, or, even if obtainable, a quorum of disinterested

Directors so directs, by independent legal counsel in a

written opinion, or (iii) by the stockholders.

     Section 6.  Advance Payments.  Expenses incurred by an

officer or Director in defending a civil or criminal action,

suit or proceeding shall be paid by the Corporation in

advance of the final disposition of such action, suit or

proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall

ultimately be determined that he is not entitled to be

indemnified by the Corporation as authorized in this Article

X. The right of Directors and officers to advancement of

expenses under this Section 6 of Article X shall be a

contract right that may be enforced in any lawful manner by a

Director or officer of the Corporation. Such expenses

incurred by other employees and agents may be so paid upon

such terms and conditions, if any, as the Board of Directors deems appropriate.

     Section 7.  Provisions not Exclusive.  The

indemnification and advancement of expenses provided by, or

granted pursuant to, the other subsections of this Article X shall not be deemed exclusive of any other rights to which

those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or

disinterested Directors or otherwise, both as to action in

his official capacity and as to action in another capacity

while holding such office.

     Section 8.  Insurance.  The Corporation may purchase and

maintain insurance on behalf of any person who is or was a

Director, officer, employee or agent of the Corporation, or

is or was serving at the request of the Corporation as a

director, officer, employee, or agent of another corporation,

partnership, joint venture, trust or other enterprise,

against any liability asserted against him and incurred by

him in any such capacity, or arising out of his status as

such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article X.

     Section 9.  Other Arrangements.  The Corporation may

also obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or

account, enter into indemnification agreements, pledge or

grant a security interest in any assets or properties of the

Corporation, or use any other mechanism or arrangement

whatsoever in such amounts, at such costs, and upon such

other terms and conditions as the Board of Directors shall

deem appropriate for the protection of any or all such

persons.

     Section 10.  Separability.  If this Article X or any

portion hereof shall be invalidated on any grounds by any

court of competent jurisdiction, then the Corporation shall

nevertheless indemnify each director and officer, and each

employee or agent of the Corporation as to whom the

Corporation has agreed to grant indemnity, as to liabilities and expenses, and amounts paid or to be paid in settlement

with respect to any proceeding, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article X that shall not have been invalidated and to the full extent permitted by

applicable law.

Section 11.  Miscellaneous.

     (a) For the purposes of this Article X, references to

"the Corporation" include all constituent corporations

absorbed in a consolidation or merger, as well as the

resulting or surviving corporation, so that any person who is or was a Director, officer, employee or agent of such a

constituent corporation or is or was serving at the request

of such constituent corporation as a director, officer,

employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same

position under the provisions of this Article X with respect to the resulting or surviving corporation as he would if he

had served the resulting or surviving corporation in the same capacity.

     (h) For purposes of this Article X, references to "other

enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a

person with respect to any employee benefit plan; and

references to "serving at the request of the Corporation"

shall include any service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director, officer, employee or agent with

respect to an employee benefit plan, its participants or

beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the

participants and beneficiaries of an employee benefit plan

shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to in this

Article X.

     (c) The indemnification and advancement of expenses

provided by, or granted pursuant to, this Article X shall,

unless otherwise provided when authorized or ratified,

continue as to a person who has ceased to be a Director,

officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (d) The indemnification rights granted by this Article

X, without any limitation whatsoever upon the generality

thereof, shall be deemed to include indemnification rights

with respect to penalties and fines imposed by the Nuclear

Regulatory Commission (the "NRC") pursuant to Section 206 of the Energy Reorganization Act of 1974 and Part 21 of the NRC

Regulations thereunder, as they may be amended from time to

time, and any other penalties and fines, whether similar or

dissimilar, imposed by the NRC.

                         ARTICLE XI

                         Amendments

     Subject to the provisions of the Certificate of

Incorporation, these Bylaws may be altered, amended or

repealed or new Bylaws may be adopted by the shareholders or by the Board of Directors, at any regular meeting of the

stockholders or of the Board of Directors or at any special

meeting of the stockholders or of the Board of Directors if

notice of such alteration, amendment or repeal of the Bylaws or of adoption of new Bylaws be contained in the notice of

such special meeting.